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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported)     October      2, 1997
                                                 ------------------------------

                           EPL Technologies, Inc.
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           (Exact name of registrant as specified in its charter)

    Colorado                               0 - 28444                        84-0990658
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(State or other jurisdiction               (Commission                      (IRS Employer
      of incorporation)                    File Number)                 Identification No.)

2 International Plaza, Suite 245, Philadelphia, PA                   19113
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code    (610) 521-4400
                                                   -----------------------------

                       Not Applicable
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       (Former name or former address, if changed since last report.)
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ITEM   5.   OTHER EVENTS

       Effective October 2, 1997, Integrated Produce Systems, Inc., ("Integrated"), a U.S. subsidiary of EPL Technologies, Inc. ("EPL") announced the execution a three year license agreement with Farmington Fresh, the largest grower and shipper of Fuji apples in California.

       Under this agreement, which may be extended beyond its initial term, Farmington will produce fresh-cut apple slices, utilizing EPL's "Apple Fresh(TM)" processing aid technologies and related protocols, as well as EPL's scientific support and packaging technologies. The new sliced apple product will be processed at Farmington's newly-built processing plant in California. The agreement grants Farmington Fresh production exclusivity in their local geographic market. In addition to revenue generated from the various technologies, EPL will also receive a royalty based on the sales revenue of fresh cut apple products by Farmington Fresh.





ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


       a)               Not Applicable

       b)               Not Applicable

       c)               Exhibits

                        99.1 Press Release dated October 2, 1997 in relation to the license agreement between Integrated Produce Systems, Inc. and Farmington Fresh.





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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated : October 3, 1997                              EPL Technologies, Inc.


                                             By:     /s/Paul L. Devine
                                                     -------------------------
                                                     Paul L. Devine
                                                     Chairman and President
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                                  Exhibit 99.1

    Press Release dated October 2, 1997 in relation to the license agreement between Integrated Produce Systems, Inc. and Farmington Fresh.